EXHIBIT 4.1


                           GENERAL BEARING CORPORATION


              Incorporated Under the Laws of the State of Delaware

                                  COMMON STOCK


                                                                 CUSIP 369l47l03

THIS IS TO CERTIFY that





is the owner of

         full-paid and non assessable shares of Common Stock of the par value of One Cent ($.Ol) each of

                           GENERAL BEARING CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

        This Certificate is not valid until countersigned by the Transfer Agent.

        WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:


                        GENERAL BEARING CORPORATION
                                 DELAWARE
                                   1958
                                   SEAL

 /s/ Seymour Gussack                          /s/ David Gussack
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     Chairman                                     President